UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 5, 2009
MIDWEST BANC HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13735	36-3252484
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

501 West North Avenue
Melrose Park, Illinois	60160
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (708) 865-1053
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Midwest Banc Holdings, Inc. (the “Company”), announced on May 6, 2009, that Roberto R. Herencia, age 49, has been appointed, effective May 15, 2009, president and chief executive officer of the Company and Midwest Bank and Trust Company (the “Bank”). Mr. Herencia will commence employment with the Company on May 11, 2009 and assume the new duties and titles on May 15, 2009. Mr. Herencia has also been appointed to the board of directors of the Company and the Bank. It is expected that he will serve on the Asset Liability Committee and Strategic Planning Committee. A copy of the press release relating to Mr. Herencia’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     J.J. Fritz, the current president and chief executive officer of the Company and the Bank, will become senior executive vice president of the Company on May 15, 2009.
     Mr. Herencia has entered into an employment agreement with the Company and the Bank, a copy of which is attached hereto as Exhibit 10.01 and incorporated herein by reference. Mr. Herencia will receive a base salary of $500,000 per year. On May 15, 2009, the Company will grant to Mr. Herencia a restricted stock award equal to the quotient achieved when $250,000 is divided by the fair market value of a share of Company common stock on May 15, 2009 (the “RSA Award”). The RSA Award will vest on December 31, 2009 or such later date as may be required in order to comply with the compensation limitations contained in Section 111(b)(3)(D) of the Emergency Economic Stabilization Act (“EESA”) as amended by Section 7001 of American Recovery and Reinvestment Act of 2009 (“ARRA”) and the rules and regulations to be promulgated thereunder (the “TARP Compensation Limitations”). In addition, the RSA Award (and any other equity award received by Mr. Herencia) shall vest (and any options shall immediately become exercisable) upon a change of control (as defined in the Company’s Stock and Incentive Plan) provided that such early vesting shall only be permitted while the Company remains subject to the TARP Compensation Limitations if such vesting is permitted by such TARP Compensation Limitations. Once the Company is no longer subject to the TARP Compensation Limitations, Mr. Herencia shall be eligible to earn a market competitive annual long-term incentive award.
     Upon the termination of Mr. Herencia’s employment, he shall be entitled to (i) payment of any earned but unpaid base salary accrued through and including the date of termination; (ii) payment of any earned but unpaid annual bonus from a prior fiscal year, (iii) payment of accrued paid time off; (iv) reimbursement of any unreimbursed business expenses, incurred prior to the date of termination, plus (v) any vested benefits accrued under the Company’s employee benefits through the date of termination (collectively (i)-(v) being the “Accrued Compensation”).
     Mr. Herencia may terminate his agreement for good reason (as defined in the agreement). If Mr. Herencia is terminated without cause or terminates his employment for good reason, he shall, in addition to his Accrued Compensation, be entitled to his base salary for a period of twelve months following the date of termination, plus continuation of medical, dental and vision coverage at active employee rates for that same period. In addition, he shall become fully vested in the RSA Award. To the extent that Section 111 of EESA and the rules and regulations promulgated thereunder as amended by Section 7001 of ARRA and the rules and regulations to be promulgated thereunder limit the Employer’s ability to pay such payments and benefits or to allow the vesting of the RSA Award, such payments and benefits will be paid and/or provided (and the RSA Award shall vest) at such time as they are permitted under EESA and ARRA.
     Mr. Herencia has agreed that for a one-year period following the termination of his employment, he will not solicit employees of the Company or customers of the Company. He has also agreed that all of his compensation arrangements, bonus plans, stock option, restricted stock, or other equity based compensation plans, any deferred compensation plan or severance plan, and all incentive and other benefit plans, arrangements and agreements, including this Agreement and Supplement Executive Retirement Plan in which he participates while employed by the Company (the “Compensation Arrangements”), to the extent necessary, will be amended as of May 15, 2009 to comply with Section 111 of EESA and the rules and regulations promulgated thereunder as of December 5, 2008, the date the Company sold shares of its Series T preferred stock to the U.S. Treasury.
     Mr. Herencia has also acknowledged that each of the Compensation Arrangements may have to be amended due to the amendment of Section 111 of EESA affected by Section 7001 of ARRA and the rules and regulations to be promulgated thereunder. He has agreed that his Compensation Arrangements shall be amended to comply with Section 111 of EESA as amended by Section 7001 of ARRA once the rules and regulations relating to Section 111 of EESA have been promulgated as required by Section 7001 of ARRA.
Item 8.01. Other Events.
     The Company announced on May 6, 2009 that the board of directors made the decision to:
•	Suspend the dividend on its $43.1 million of Series A noncumulative redeemable convertible perpetual preferred stock;

•	Defer the dividend on its $84.8 million of Series T preferred stock issued to the U.S. Treasury; and

•	Take steps to defer payments on $60.8 million of its trust preferred securities as permitted by the terms of such securities.
A copy of the press release announcing this decision is attached hereto as Exhibit 99.3.
     On May 6, 2009, the Company held its Annual Meeting of Stockholders. Attached as Exhibit 99.2 is a copy of the presentation for this meeting.
     On May 6, 2009, the stockholders of the Company elected the following persons to serve as directors at the annual meeting:
Percy L. Berger
Angelo DiPaolo
Barry I. Forrester
J. J. Fritz
Robert J. Genetski
Gerald F. Hartley
Dennis M. O’Hara
Joseph Rizza
Thomas Rosenquist
E.V. Silveri
Kenneth Velo
     The Board of Directors of the Company has appointed Mr. Roberto R. Herencia to serve as a director of Midwest Banc Holdings, Inc. and Midwest Bank and Trust Company. Mr. Herencia will also serve as a member of the Asset Liability Committee and Strategic Planning Committee.
Item 9.01. Financial Statements and Exhibit.
(d) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:
     Exhibit 10.01 Employment Agreement of Roberto R. Herencia.
     Exhibit 99.1 Press Release, dated May 6, 2009, relating to the employment of Roberto R. Herencia.
     Exhibit 99.2 Slides presented at the Annual Meeting of Stockholders.
     Exhibit 99.3 Press Release, dated May 6, 2009, relating to dividend payments.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Banc Holdings, Inc.
By:	/s/ JoAnn Sannasardo Lilek
JoAnn Sannasardo Lilek
Executive Vice President and Chief Financial Officer

May 8, 2009

4